UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 22, 2004

Date of Report (Date of earliest event reported)

TRIPOS, INC.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

(314) 647-1099

Registrant's telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2004, Tripos, Inc. issued a press release announcing an agreement to acquire Optive Research, Inc. The acquisition will be accomplished through a merger of a newly-formed, wholly-owned subsidiary of Tripos with and into Optive, with Optive surviving as a Tripos subsidiary. Under the terms of the agreement, Tripos will issue 599,521 shares of its common stock (a portion of which will be contractually restricted) and $4.75 million in cash to Optive's shareholders. The cash portion will be funded by a group of new investors through the issuance of $3.5 million of subordinated debt, 111,606 shares of common stock, and warrants to purchase 156,250 shares of common stock. The acquisition is subject to certain closing conditions and is expected to close in January 2005.

A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: December 22, 2004

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated December 22, 2004, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Bioscience

Lisa Osborne

Account Director

(425) 638-7134

lisao@wagged.com

For Release 6 a.m. EST

Dec. 22, 2004

Tripos Announces Agreement to Acquire Optive Research, a Molecular Discovery Software Company

Expands Product Portfolio to Provide Customers With a Broader Range of Innovative Informatics Solutions

ST. LOUIS -- Dec. 22, 2004 -- Tripos, Inc. (Nasdaq: TRPS), today announced that it has entered into a definitive agreement to acquire privately held Optive Research, Inc., a recognized leader in developing innovative software for computer-assisted molecular discovery. This acquisition expands Tripos' ability to enable its biotechnology, pharmaceutical and related life science customers to bring new drugs and other important chemical compounds to market faster and more efficiently.

Under the terms of the agreement, Tripos will issue 599,521 shares of its common stock (a portion of which will be contractually restricted) and $4.75 million in cash to Optive's shareholders. The cash portion will be funded by a group of new investors through the issuance of $3.5 million of subordinated debt, 111,606 shares of common stock, and warrants to purchase 156,250 shares of common stock. The acquisition is subject to certain closing conditions and is expected to close in January 2005. Tripos expects the transaction to begin to contribute to operating income in 2005, and become accretive to net income beginning in 2006.

Tripos has been a worldwide distributor of software developed by Dr. Robert S. Pearlman at the University of Texas at Austin since 1987, and that relationship continued when Dr. Pearlman formed Optive Research as a technology spinout from the university in 2002. Software developed by Optive's scientists is now in use at nearly every major pharmaceutical company in the world.

This acquisition, combined with Tripos' recent expansion of its U.K.-based, knowledge-driven chemistry research facility -- the Tripos Discovery Research Centre -- serves to reinforce the company's growth strategy. Furthermore, it demonstrates Tripos' ongoing commitment to provide its customers with a full range of scientifically advanced products and services to improve chemistry research processes.

"We are actively seeking opportunities in all areas of our business to drive the next level of the company's growth," said Dr. John P. McAlister, president and chief executive officer for Tripos. "The acquisition of Optive adds important new products, key enabling technologies and world-renowned scientific expertise to our software business, allowing Tripos to offer an even broader array of innovative informatics solutions to its customers."

Tripos currently distributes five of more than 15 products in Optive's software portfolio, including DiverseSolutions™, StereoPlex™ and Concord™, the industry's leading program for creating three-dimensional chemical models. These and other Optive products and enabling technologies complement Tripos' existing software portfolio to provide solutions that further address the unique needs of computational scientists, laboratory or "bench" scientists, and other informaticians involved in chemistry research and development.

"Tripos' synergistic software portfolio, global sales and marketing channels, and proven customer support capabilities, combined with Optive's products, scientists and ongoing business relationships with key partners, constitute a powerful platform from which to advance chemistry research throughout the world," said Bryan Koontz, chief executive officer for Optive Research.

"Optive and Tripos share a common vision for scientific excellence and ongoing innovation in discovery research," said Dr. Pearlman, chairman and chief scientific officer for Optive. "We look forward to building on our long-standing relationship with Tripos and merging our combined strengths to bring to market many exciting solutions and new opportunities for our joint customer base."

Following the close of the transaction, Dr. Pearlman will remain at the University of Texas, but will play an active role as a consultant and scientific advisor to Tripos. Mr. Koontz will join Tripos' Discovery Informatics executive team as vice president of corporate development. Other key Optive Research employees will join Tripos' Discovery Informatics business.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos collaborates with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com.

About Optive Research, Inc.

Optive Research develops, markets and supports life science software solutions that help companies engaged in molecular discovery research bring beneficial chemical compounds to market faster, while reducing overall cost. Optive's novel software is designed for both computational chemists and experimental, "wet-lab" scientists, enabling them to reduce discovery cycle times and synthesize higher-quality lead compounds, thereby achieving more predictable discovery and development processes. Software developed by Optive Research is currently in use at nearly every major pharmaceutical company and at hundreds of other research sites worldwide. More information about Optive Research is available at http://www.optive.com.

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This press release includes statements that are not historical in nature and that may be characterized as "forward-looking statements," including those related to future financial and operating results, benefits and synergies of the company's brands and strategies, and future opportunities. You should be aware that Tripos' actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Tripos management and are subject to a number of risks and uncertainties, including, but not limited to, Tripos' ability to integrate acquired operations and employees, Tripos' success in executing its business strategies, other business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand, and the other factors described in Tripos' Annual Report on Form 10-K for the 2003 fiscal year. Tripos disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Tripos and the Tripos logo are registered trademarks of Tripos, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.